Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of C&F Financial Corporation of our reports dated February 27, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of C&F Financial Corporation, appearing in the Annual Report on Form 10-K of C&F Financial Corporation for the year ended December 31, 2023.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of C&F Financial Corporation of our report dated June 21, 2023, relating to our audit of the financial statements and supplemental schedule of the Virginia Bankers Association Defined Contribution Plan for Citizens and Farmers Bank, now known as the SBA Defined Contribution Plan for Citizens and Farmers Bank (the Plan), appearing in the Annual Report on Form 11-K of the Plan for the year ended December 31, 2022.

/s/ Yount, Hyde & Barbour, P.C.

Richmond, Virginia

February 28, 2024